Exhibit (g)(3) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

EXHIBIT 1
TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,
STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY
Dated December 1, 1993
(Exhibit 1 revised as of 8/13/10)
CONTRACT
DATE                      INVESTMENT COMPANY
2/30/97                      Federated Core Trust
8/13/10                                Federated Bank Loan Core Fund
6/1/08                                Federated Duration Plus Core Fund
9/1/05                                Federated Inflation-Protected Securities Core Fund
3/1/99                                Federated Mortgage Core Portfolio
12/30/97                                High-Yield Bond Portfolio